Exhibit 99.1

PRESS RELEASE

Aug. 5, 2021

Adient reports third quarter 2021 financial results

Temporary macro factors (primarily semiconductor supply chain disruptions and rising commodity prices) continue to impact the industry and Adient's near-term results

- Q3 GAAP net income and EPS diluted of $(71)M and $(0.75), respectively; Q3 Adj.-EPS diluted of $(0.53)
- Q3 Adj.-EBITDA of $118M, up $240M y-o-y; Adj.-EBITDA margin of 3.6%
- Cash and cash equivalents of $1.0B at June 30, 2021 (the cash balance excludes ~$270M held as "other assets" related to funds required to acquire certain assets of Yanfeng Adient Seating Co., LTD. [YFAS])
- Gross debt and net debt totaled $3,757M and $2,757M, respectively, at June 30, 2021
- Adient's strategic transformation in China remains on track
- Macro headwinds that continue to impact the industry and Adient are placing increased downward pressure on expected FY21 revenue and earnings

Q3 FY2021 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME (LOSS) attributable to Adient	EPS DILUTED
AS REPORTED	**$3,242M**	**$44M**	**$(71)M**	**$(0.75)**
vs. Q3 20	NM	NM	NM	NM

	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME (LOSS) attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$37M**	**$118M**	**$(50)M**	**$(0.53)**
vs. Q3 20	NM	NM	NM	NM

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

NM — Not a meaningful comparison given the significant impact of COVID-19 on Q3 FY20 results

TURBULENT PRODUCTION ENVIRONMENT CONTINUED IN Q3 FY21

Continuing the trend that was established last quarter, several macro pressures, including numerous unplanned vehicle production stoppages at Adient's customers (primarily related to semiconductor supply chain disruptions) and rising commodity costs, had a significant impact on the company's Q3 FY21 results. Adient's Q3 FY21 Adj.-EBITDA totaled $118M, up $240M y-o-y (Q3 FY20 results were significantly impacted by widespread production stoppages across the Americas and EMEA due to COVID-19). Adj.-EBITDA and margin excluding equity income was $79M and 2.4%, respectively. The negative impact on the business driven by ongoing supply chain disruptions has resulted in Adient lowering its revenue and earnings forecast for FY21.

STRATEGIC TRANSFORMATION IN CHINA ON TRACK

Execution of the strategic transformation announced in March 2021, which includes the termination of Adient's YFAS joint venture in China, remains on track with closing still expected in the second half of calendar year 2021. Certain other portfolio adjustments were executed and closed during Q3 FY21, including the previously announced divestiture of Adient's 50% interest in Shenyang Jinbei Adient Automotive Components Co., Ltd. (SJA) and other minor divestitures, with total after-tax proceeds collected of ~$53M.

STRONG CASH BALANCE AND CONTINUED FOCUS ON DEBT REPAYMENT

Adient's cash and cash equivalents totaled $1.0B at June 30, 2021. The cash balance excludes ~$270M held as "other assets" related to funds required to acquire certain assets of YFAS. In addition, ~$190M of cash was used during the quarter to further advance the company's capital structure transformation (includes premiums and debt prepayments of $160M of principal of Adient's 7.00% senior first lien notes due 2026 [fully repaid at June 30, 2021] and ~$20M of principal of Adient's European Investment Bank Loan).

CUSTOMERS RECOGNIZE OUR VALUE-ADDED PRODUCT AND PROCESS INITIATIVES

SUPPLIER
AWARDS
STELLANTIS

Adient continued delivering on its commitment to product and process excellence, including through the company's Evolution of Seating, Systems and Sustainability (ES³) initiative. These efforts resulted in recognition from the industry and our customers with awards such as Stellantis' "Best Supplier Competitiveness" award, Toyota's "Superior Supplier Diversity" award, GM's "Excellence in On-Time Shipping" award and Nissan's "Outstanding Quality Launch Performance" award.

"Adient's Q3 results demonstrate the company's ability to successfully navigate ongoing global supply chain disruptions and production stoppages at our customers. The team's intense focus on execution had a positive impact on our performance during the quarter, while at the same time earning recognition from our customers and the industry."

— Doug Del Grosso, President and Chief Executive Officer

SEGMENT RESULTS (ADJUSTED EBITDA*)

Americas		EMEA		Asia	
Q3 21	Q3 20	Q3 21	Q3 20	Q3 21	Q3 20
$23M	$(83)M	**$22M**	$(94)M	**$92M**	$71M

Americas: For the quarter, the y-o-y increase was primarily driven by improved volume & mix and positive business performance. The benefits were partially offset by premiums and temporary operating inefficiencies (driven by ongoing supply chain disruptions), the reversal of temporary benefits recognized in Q3 FY20 that did not repeat and increased net commodity prices.

EMEA: For the quarter, the y-o-y increase was driven by improved volume & mix, positive business performance and to a lesser extent, benefits associated with FX and increased equity income. The benefits were partially offset by premiums and temporary operating inefficiencies (driven by ongoing supply chain disruptions) and the reversal of temporary benefits recognized in Q3 FY20 that did not repeat.

Asia: For the quarter, the y-o-y increase was driven by improved volume & mix and improved business performance. The positive benefits were partially offset by a decline in equity income (primarily driven by performance and increased net commodity prices at YFAS and divestiture of Adient's SJA joint venture) and the reversal of temporary benefits recognized in Q3 FY20 that did not repeat.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adj.-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	YTD 21*	YTD 20*
OPERATING CASH FLOW	**$362M**	$(272)M
CAPITAL EXPENDITURES	**$(186)M**	$(258)M
FREE CASH FLOW	**$176M**	$(530)M

	06/30/21	09/30/20
CASH & CASH EQUIVALENTS	**$1,000M**	$1,692M
TOTAL DEBT	**$3,757M**	$4,307M
NET DEBT	**$2,757M**	$2,615M

*Free Cash Flow Q3 FY21 of $162M, Q3 FY20 of $(528)M
For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

"The team is working tirelessly to lessen the impact of the near-term macro headwinds impacting the industry and Adient. The company's focus on reducing costs while executing the strategic transformation to our balance sheet should continue to position Adient for sustained success."

— Jeff Stafeil, Executive Vice President and Chief Financial Officer

Q3 KEY OPERATING METRICS

		Q3 21	Q3 20	
SALES	CONSOLIDATED	**$3,242M**	$1,626M	Q3 FY21 sales impacted by Adient's customer mix (high concentration of sales to Ford, Daimler, Stellantis and VW, which were severely impacted by semiconductor shortages)
SALES	UNCONSOLIDATED	**$1,966M**	$1,862M	Unconsolidated seating sales up 6 % y-o-y (~3 % excluding fx and portfolio adjustments) driven primarily by increases in EMEA and Americas; China unconsolidated sales relatively in line with industry production
	ADJUSTED EQUITY INCOME*	**$39M**	$59M	Q3 FY21 equity income impacted by performance and material economics at YFAS ~$(16)M and executed portfolio adjustments ~$(5)M
	ADJUSTED INTEREST EXPENSE	**$49M**	$58M	In line with company expectations given Adient's debt and cash position
	ADJUSTED EFFECTIVE TAX RATE *	**NM**	(5.6) %	Adjusted effective tax rate not meaningful in Q3 FY21 given the impact of the company's significant valuation allowances in certain jurisdictions

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

LOOKING FORWARD

FY21 guidance updated to reflect Adient's YTD results through June 30, 2021, completed portfolio transactions, executed debt paydown and current market conditions.

Near-term results are expected to be influenced primarily by, but not limited to, continued supply chain disruptions at Adient's customers (semiconductor related), temporary operating inefficiencies resulting from unplanned production stoppages and increased commodity and freight prices.

- **Consolidated sales** of ~$14.3B to $14.5B (prior ~$14.6B - $15.0B)
- **Adj.-EBITDA** of ~$925M to $975M (prior ~$1,000M - $1,100M)
- **Equity income** (including in Adj.-EBITDA) of ~$230M (no change)
- **Interest expense** of ~$215M (no change)
- **Cash tax** of ~$80M (prior ~$85M); effective tax rate in the ~mid-20 %
- **Capital expenditures** ~$310M (prior ~$320M - $340M)
- **Free cash flow*** of ~$100M (prior ~$50M - $150M)

*Includes ~$30M of deferred non-income tax payments (deferred from FY20 into FY21) and elevated restructuring (~$150M estimated for FY21). Reconciliation of non-GAAP to U.S. GAAP for FY21 guidance not provided due to the unreasonable efforts it would take to provide such reconciliations.

INVESTOR CONTACT

Mark Oswald
Vice President, Investor Relations
+1 734 254 3372
mark.a.oswald@adient.com

MEDIA CONTACT

Mary Kay Dodero
Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

Creating
a sustainable future
together

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With approximately 77,000 employees in 32 countries, Adient operates 202 manufacturing/assembly plants worldwide. Adient produces and delivers automotive seating for all major OEMs. From complete seating systems to individual components, Adient's expertise spans every step of the automotive seat-making process. Adient's integrated, in-house skills allow it to take its products from research and design to engineering and manufacturing — and into more than 19 million vehicles every year. For more information on Adient, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's expectation for the strategic transactions in China and its deleveraging transactions (collectively, the "Transactions"), timing, benefits and outcomes of the Transactions, as well as its future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward- looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: Adient's ability to consummate the Transactions that may yield additional value for shareholders at all or on the same or different terms as those described herein, the timing, benefits and outcomes of the Transactions, the effect of the announcements of the Transactions on Adient's business relationships, operating results and business generally, the occurrence of any event, change or other circumstances that could give rise to the termination of the Transactions, the failure to satisfy conditions to consummation of the Transactions, including the receipt of regulatory approvals (and any conditions, limitations or restrictions placed on these approvals), risks that the Transactions disrupt current plans and operations, including potential disruptions with respect to Adient's employees, vendors, clients and customers as well as management diversion or potential litigation, the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties, the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on Adient and its customers, suppliers, joint venture partners and other parties, the ability of Adient to execute its turnaround plan, work stoppages and similar events, energy and commodity prices, the availability of raw materials and component products, automotive vehicle production levels, mix and schedules, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to meet debt service requirements, the terms of financing, the impact of tax reform legislation through the Tax Cuts and Jobs Act and/ or under the new U.S. Presidential administration, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations including as may be impacted by the change in U.S. Presidential administration, general economic and business conditions, the strength of the U.S. or other economies, shifts in market shares among vehicles, vehicle segments or away from vehicles on which Adient has significant content, changes in consumer demand, global climate change and related emphasis on ESG matters by various stakeholders, currency exchange rates and cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2020 filed with the U.S. Securities and Exchange Commission (the "SEC") on November 30, 2020, Quarterly Report on Form 10-Q for the Quarterly Period ended December 31, 2020, filed with the SEC on February 5, 2021, Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 2021 filed with the SEC on May 6, 2021 and in subsequent reports filed with or furnished to the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non-GAAP measures related to FY2021 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Appendix

Adient plc
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,
(in millions, except per share data)	2021	2020
Net sales	$3,242	$1,626
Cost of sales	3,092	1,779
Gross profit	150	(153)
Selling, general and administrative expenses	136	115
Restructuring and impairment costs	8	49
Equity income (loss)	38	48
Earnings (loss) before interest and income taxes	44	(269)
Net financing charges	87	58
Other pension expense (income)	(4)	(1)
Income (loss) before income taxes	(39)	(326)
Income tax provision (benefit)	10	5
Net income (loss)	(49)	(331)
Income attributable to noncontrolling interests	22	(6)
Net income (loss) attributable to Adient	$(71)	$(325)

Diluted earnings (loss) per share	$(0.75)	$(3.46)

Shares outstanding at period end	94.2	93.9
Diluted weighted average shares	94.2	93.9

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	June 30,	September 30,
(in millions)	2021	2020
Assets
Cash and cash equivalents	$1,000	$1,692
Accounts receivable - net	1,451	1,641
Inventories	850	685
Assets held for sale	55	43
Other current assets	758	421
Current assets	4,114	4,482

Property, plant and equipment - net	1,549	1,581
Goodwill	2,069	2,057
Other intangible assets - net	428	443
Investments in partially-owned affiliates	616	707
Assets held for sale	24	27
Other noncurrent assets	1,004	964
Total assets	$9,804	$10,261

Liabilities and Shareholders' Equity
Short-term debt	$215	$210
Accounts payable and accrued expenses	2,494	2,553
Liabilities held for sale	60	46
Other current liabilities	862	1,010
Current liabilities	3,631	3,819

Long-term debt	3,542	4,097
Other noncurrent liabilities	776	767
Redeemable noncontrolling interests	48	43
Shareholders' equity attributable to Adient	1,467	1,213
Noncontrolling interests	340	322
Total liabilities and shareholders' equity	$9,804	$10,261

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30,
(in millions)	2021	2020
Operating Activities
Net income (loss) attributable to Adient	$(71)	$(325)
Income attributable to noncontrolling interests	22	(6)
Net income (loss)	(49)	(331)
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation	71	67
Amortization of intangibles	10	8
Pension and postretirement benefit expense (benefit)	(1)	2
Pension and postretirement contributions, net	(6)	(3)
Equity in earnings of partially-owned affiliates, net of dividends received	245	188
Impairment of nonconsolidated partially-owned affiliates	—	6
Deferred income taxes	(2)	(18)
Non-cash restructuring and impairment charges	1	27
Equity-based compensation	10	7
Other	8	5
Changes in assets and liabilities:
Receivables	315	198
Inventories	(87)	46
Other assets	14	39
Restructuring reserves	(23)	(27)
Accounts payable and accrued liabilities	(277)	(669)
Accrued income taxes	(7)	—
Cash provided (used) by operating activities	222	(455)
Investing Activities
Capital expenditures	(60)	(73)
Sale of property, plant and equipment	11	1
Advance payment for business acquisitions	(271)	—
Proceeds from business divestitures	53	—
Settlement of an affiliate loan	15	—
Cash provided (used) by investing activities	(252)	(72)
Financing Activities
Increase (decrease) in short-term debt	30	(654)
Increase (decrease) in long-term debt	214	600
Repayment of long-term debt, including premium paid	(185)	(2)
Debt financing costs	(7)	(9)
Dividends paid to noncontrolling interests	(7)	(8)
Other	(1)	—
Cash provided (used) by financing activities	44	(73)
Effect of exchange rate changes on cash and cash equivalents	—	(8)
Increase (decrease) in cash and cash equivalents, including cash classified within current assets held for sale	14	(608)
Less: Change in cash classified within current assets held for sale	2	—
Increase (decrease) in cash and cash equivalents	$16	$(608)

Appendix

Footnotes
1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, Middle East, and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items ("Adjusted EBITDA"). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

	Three Months Ended June 30,
(in millions)	2021	2020
Net Sales
Americas	$1,440	$593
EMEA	1,328	698
Asia	516	346
Eliminations	(42)	(11)
Total net sales	$3,242	$1,626

	Three Months Ended June 30,
(in millions)	2021	2020
Adjusted EBITDA
Americas	$23	(83)
EMEA	22	(94)
Asia	92	71
Corporate-related costs (1)	(19)	(16)
Restructuring and impairment costs (2)	(8)	(49)
Purchase accounting amortization (3)	(11)	(9)
Restructuring related charges (4)	—	(5)
Impairment of nonconsolidated partially owned affiliate	—	(6)
Stock based compensation	(10)	(7)
Depreciation	(71)	(67)
Other items (5)	26	(4)
Earnings (loss) before interest and income taxes	44	(269)
Net financing charges	(87)	(58)
Other pension income (expense)	4	1
Income (loss) before income taxes	$(39)	(326)

Refer to the Footnote Addendum for footnote explanations.

Appendix

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings (loss) per share:

	Three Months Ended June 30,
(in millions, except per share data)	2021	2020
Income available to shareholders
Net income (loss) attributable to Adient	$(71)	$(325)

Weighted average shares outstanding
Basic weighted average shares outstanding	94.2	93.9
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	—	—
Diluted weighted average shares outstanding	94.2	93.9

Potentially dilutive securities whose effect would have been antidilutive are excluded from the computation of diluted earnings per share, which for the three months ended June 30, 2021 and 2020 is a result of being in a loss position.

Appendix

3. Non-GAAP Measures

Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

•	Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
•	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales. Adjusted EBITDA excluding adjusted equity income, each as defined herein, is also presented.
•	Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
•	Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.
•	Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares.
•	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or one-time items impacting equity income.
•	Adjusted interest expense is defined as net financing charges excluding unusual or one-time items impacting interest expense.
•	Free cash flow is defined as cash provided by operating activities less capital expenditures.
•	Net debt is calculated as gross debt (short-term and long-term) less cash and cash equivalents.

Appendix

Summarized Income Statement Information
(Refer to the Footnote Addendum for footnote explanations and details of reconciling items between GAAP results and Adjusted results)

	Three Months Ended June 30,
	2021			2020
(in millions, except per share data)	GAAP Results	Adj.	Adjusted Results	GAAP Results	Adj.	Adjusted Results
Net sales	$3,242	$—	$3,242	$1,626	$—	$1,626
Cost of sales (6)	3,092	28	3,120	1,779	(1)	1,778
Gross profit	150	(28)	122	(153)	1	(152)
Selling, general and administrative expenses (7)	136	(12)	124	115	(12)	103
Restructuring and impairment costs (2)	8	(8)	—	49	(49)	—
Equity income (loss) (8)	38	1	39	48	11	59
Earnings (loss) before interest and income taxes (EBIT)	44	(7)	37	(269)	73	(196)

Memo accounts:
Depreciation			71			67
Equity based compensation			10			7
Adjusted EBITDA			$118			$(122)

Net financing charges (9)	87	(38)	49	58	—	58
Other pension expense (income) (12)	(4)	1	(3)	(1)	(2)	(3)
Income (loss) before income taxes	(39)	30	(9)	(326)	75	(251)
Income tax provision (benefit) (10)	10	7	17	5	9	14
Net income (loss) attributable to Adient	(71)	21	(50)	(325)	64	(261)
Diluted earnings (loss) per share	(0.75)	0.22	(0.53)	(3.46)	0.68	(2.78)
Diluted weighted average shares	94.2	—	94.2	93.9	—	93.9

Appendix

Segment Performance:

	Three months ended June 30, 2021
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,440	$1,328	$516	$(42)	$3,242

Adjusted EBITDA	$23	$22	$92	$(19)	$118

Adjusted EBITDA margin	1.6%	1.7%	17.8%	N/A	3.6%

	Three months ended June 30, 2020
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$593	$698	$346	$(11)	$1,626

Adjusted EBITDA	$(83)	$(94)	$71	$(16)	$(122)

Adjusted EBITDA margin	(14.0)%	(13.5)%	20.5%	N/A	(7.5)%

The following table presents adjusted EBITDA excluding adjusted equity income:

	Three Months Ended June 30,
(in millions)	2021	2020
Adjusted EBITDA	$118	$(122)

Adjusted Equity Income	39	59

Adjusted EBITDA Excluding Adjusted Equity Income	$79	$(181)
% of Sales	2.4%	(11.1)%

The following table reconciles income (loss) before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three Months Ended June 30,
	2021			2020
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income (loss) before income taxes	Tax impact	Effective tax rate
As reported	$(39)	$10	(25.6)%	$(326)	$5	(1.5)%
Adjustments	30	7	23.3%	75	9	12.0%
As adjusted	$(9)	$17	(188.9)%	$(251)	$14	(5.6)%

Appendix

The following table reconciles net income (loss) attributable to Adient to adjusted net income (loss) attributable to Adient:

	Three Months Ended June 30,
(in millions)	2021	2020
Net income (loss) attributable to Adient	(71)	(325)
Restructuring and impairment costs	8	49
Purchase accounting amortization	11	9
Restructuring related charges	—	5
Pension mark-to-market and settlement (gain)/loss (12)	(1)	2
Impairment of nonconsolidated partially owned affiliate	—	6
Write off of deferred financing charges upon repurchase of debt	10	—
Derivative loss on Yanfeng transaction	24	—
Premium paid on repurchase of debt	4	—
Other items (5)	(26)	4
Impact of adjustments on noncontrolling interests (11)	(2)	(2)
Tax impact of above adjustments and other tax items (10)	(7)	(9)
Adjusted net income (loss) attributable to Adient	$(50)	$(261)

Refer to the Footnote Addendum for footnote explanations

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings per share.

	Three Months Ended June 30,
	2021	2020
Diluted earnings (loss) per share as reported	$(0.75)	$(3.46)
Restructuring and impairment costs	0.08	0.53
Purchase accounting amortization	0.12	0.10
Restructuring related charges	—	0.05
Pension mark-to-market and settlement (gain)/loss (12)	(0.01)	0.02
Impairment of nonconsolidated partially owned affiliate	—	0.06
Write off of deferred financing charges upon repurchase of debt	0.11	—
Derivative loss on Yanfeng transaction	0.25	—
Premium paid on repurchase of debt	0.04	—
Other items (5)	(0.28)	0.04
Impact of adjustments on noncontrolling interests (11)	(0.02)	(0.02)
Tax impact of above adjustments and other tax items (10)	(0.07)	(0.10)
Adjusted diluted earnings (loss) per share	$(0.53)	$(2.78)

Appendix

The following table presents calculations of net debt:

	June 30,	September 30,
(in millions)	2021	2020
Cash and cash equivalents	$1,000	$1,692
Total short-term and long-term debt	3,757	4,307
Net debt	$2,757	$2,615

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended June 30,
(in millions)	2021	2020
Cash provided by operating activities	$222	$(455)
Capital expenditures	(60)	$(73)
Free cash flow	$162	$(528)

The following table reconciles adjusted EBITDA to free cash flow:

	FY21		FY20
(in millions)	Q3	YTD	Q3	YTD
Adjusted EBITDA	$118	$799	$(122)	$386
(+/-) Net equity in earnings	244	106	184	74
(-) Restructuring (cash)	(27)	(127)	(29)	(70)
(+/-) Net customer tooling	10	10	16	14
(+/-) Trade working capital (Net AR/AP + Inventory)	(60)	37	(482)	(384)
(+/-) Accrued compensation	27	35	48	(36)
(-) Interest paid	(48)	(184)	(43)	(148)
(+/-) Tax refund/taxes paid	(20)	(52)	(24)	(79)
(+/-) Non-income related taxes (VAT)	5	(73)	43	43
(+/-) Commercial settlements	(8)	(87)	(17)	(19)
(+/-) Other	(19)	(102)	(29)	(53)
Operating cash flow	222	362	(455)	(272)
Capital expenditures	(60)	(186)	(73)	(258)
Free cash flow	$162	$176	$(528)	$(530)

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420 along with one-time asset impairment charges, as follows:

	Three Months Ended June 30,
(in millions)	2021	2020
Restructuring charges	$(8)	$(22)
Futuris China intangible assets impairment	—	(27)
	$(8)	$(49)

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 including restructuring costs at partially owned affiliates recorded within equity income.

(5) Other items include:

	Three Months Ended June 30,
(in millions)	2021	2020
Transaction costs	$(2)	$(4)
Brazil indirect tax recoveries	28	—
	$26	$(4)

(6) The adjustments to cost of sales include:

	Three Months Ended June 30,
(in millions)	2021	2020
Restructuring related charges	$—	$(1)
Brazil indirect tax recoveries	28	—
	$28	$(1)

(7) The adjustments to selling, general and administrative costs include:

	Three Months Ended June 30,
(in millions)	2021	2020
Purchase accounting amortization	$(10)	$(8)
Transaction costs	(2)	(4)
	$(12)	$(12)

Appendix

(8) The adjustments to equity income include:

	Three Months Ended June 30,
(in millions)	2021	2020
Impairment of nonconsolidated partially owned affiliate	$—	$6
Restructuring related charges	—	4
Purchase accounting amortization	1	1
	$1	$11

(9) The adjustments to net financing charges to calculate adjusted interest expense include:

	Three Months Ended June 30,
(in millions)	2021	2020
Premium paid on repurchase of debt	$(4)	$—
Write off of deferred financing charges upon repurchase of debt	(10)	—
Derivative loss on Yanfeng transaction	(24)	—
	$(38)	$—

(10) The adjustments to income tax provision (benefit) include:

	Three Months Ended June 30,
(in millions)	2021	2020
Benefits associated with restructuring and impairment charges	$(2)	$(7)
Brazil indirect tax recoveries	9	—
Withholding Tax Adjustments	(11)	—
Other reconciling items	(3)	(2)
	$(7)	$(9)

(11) Reflects the impact of adjustments, primarily purchase accounting amortization on noncontrolling interests.

(12) During the three months ended June 30, 2021, Adient remeasured a pension plan in Canada and recorded a mark-to-market gain of $1 million. During the three months ended June 30, 2020, Adient settled certain pension plans in the United States and recorded a settlement loss of $2 million.